FORM OF BROKER-DEALER AGREEMENT

        This Broker-Dealer Agreement dated as of ________, 2006, is between Deutsche Bank Trust Company Americas (the "Auction Agent") (not in its individual capacity, but solely as agent of First Trust Tax-Advantaged Preferred Income Fund (the "Fund")), pursuant to authority granted to it in the Auction Agency Agreement between the Fund and the Auction Agent dated as of ________, 2006 (the "Auction Agency Agreement") and _______ (together with its successors and assigns, the "Broker-Dealer").

        The Fund proposes to issue an aggregate amount of _____ shares of its Series M Auction Preferred Shares, $0.01 par value per share, liquidation preference of $25,000 per share (the "Preferred Shares"), authorized by, and subject to the terms and conditions of, the Statement (as defined in Section 1.2(f) below).

        The Statement provides that for each Rate Period of outstanding series of Preferred Shares following the initial Rate Period, the Applicable Rate for each series of Preferred Shares shall be equal to the rate per annum that results from an Auction for outstanding shares of each series of Preferred Shares. The Board of Trustees of the Fund has adopted resolutions appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

        The Auction Procedures require the participation of one or more Broker-Dealers.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and Broker-Dealer agree as follows:

I. DEFINITIONS AND RULES OF CONSTRUCTION.

      Section 1.1 Terms Defined by Reference to the Statement. Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Statement.

      Section 1.2 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

               (b) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Part II of the Statement.

               (c) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

               (d) "Broker-Dealer Officer" shall mean each officer or employee of a Broker-Dealer designated as a "Broker-Dealer Officer" for purposes of this Agreement in a written communication to the Auction Agent.

               (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

               (f) "Statement" shall mean the Statement Establishing and Fixing the Rights and Preferences of Series M Auction Preferred Shares in effect at the time the Registration Statement relating to the Preferred Shares is declared effective by the Securities and Exchange Commission, specifying the powers, preferences and rights of the Preferred Shares.

      Section 1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

               (a) Words importing the singular number shall include the plural number and vice versa.

               (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

               (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

               (d) All references herein to a particular time of day shall be to New York City time.

II. NOTIFICATION OF DISTRIBUTION.

        The provisions contained in Section 4 of Part I of the Statement concerning the notification of a Special Rate Period will be followed by the Auction Agent and Broker-Dealer, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

      Section 3.1    Purpose; Incorporation by Reference of Auction Procedures.

               (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares for the next Rate Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a Part of this Agreement to the same extent as if such provisions were set forth fully herein.

               (c) Broker-Dealer agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. Broker-Dealer understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Statement may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

               (d) Broker-Dealer and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to Broker-Dealer and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. At the request of the Fund, the Auction Agent will seek written certification from the Broker-Dealer that none of its orders are for its own account, other than Hold Orders or Sell Orders and will provide to the Fund such written certifications as it receives. The Auction Agent shall have no duty or liability in monitoring this Section 3.1(d).

      Section 3.2    Preparation for Each Auction.

               (a) Not later than 9:30 a.m. on each Auction Date for the Preferred Shares, the Auction Agent shall advise Broker-Dealer by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

               (b) The Auction Agent from time to time may request Broker-Dealer to provide it with a list of the respective customers Broker-Dealer believes are Beneficial Owners of Preferred Shares. Broker-Dealer shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. Notwithstanding the foregoing, the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) it is advised by its counsel that its failure to do so would be unlawful. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to Broker-Dealer as promptly as practicable. The Auction Agent shall transmit any list of customers Broker-Dealer believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

      Section 3.3    Auction Schedule; Method of Submission of Orders.

               (a) The Fund and the Auction Agent shall conduct Auctions for the Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give written notice of any such change to Broker-Dealer. Such notice shall be received prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

     TIME                                    EVENT

     9:30 a.m.                               The Auction Agent shall advise
                                             the Fund and the Broker-Dealers
                                             of the Reference Rate and the
                                             Maximum Rate as set forth in
                                             Section 3.2(a) hereof.

     9:30 a.m.-1:00 p.m.                     Broker-Dealers assemble
                                             information received from each
                                             Bidder (Existing Owners or
                                             Potential Owners) and any
                                             internally initiated
                                             Broker-Dealers' Bids in
                                             accordance with the Auction
                                             Procedures.

     Not later than Submission Processing    Auction Agent accepts any Orders
     Deadline                                submitted (subject to a Submission
                                             Processing Representation, as
                                             applicable) and makes the
                                             determinations pursuant to
                                             Section 3 of Part II of the
                                             Statement.

     By approximately 3:30 p.m.              The Auction Agent shall advise
                                             the Fund of the results of the
                                             Auction as provided in Section 3(b)
                                             of Part II of the Statement.
                                             Submitted Bids and Submitted
                                             Sell Orders will be accepted
                                             and rejected in whole or in
                                             Part and Preferred Shares will
                                             be allocated as provided in
                                             Section 4 of Part II of the
                                             Statement.  The Auction Agent
                                             shall give notice of the
                                             Auction results as set forth
                                             in Section 3.4(a) hereof.

               (b) Broker-Dealer agrees to maintain a list of Potential Beneficial Owners for the purposes set forth in Section 1 of Part II of the Statement.

               (c) Broker-Dealer shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. Broker-Dealer shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf Broker-Dealer is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf Broker-Dealer is submitting Orders.

               (d) Broker-Dealer shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through Broker-Dealer by an Existing Holder to another Person other than pursuant to an Auction, and
        (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through Broker-Dealer pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day preceding the applicable Auction Date.

      Section 3.4    Notice of Auction Results.

               (a) On each Auction Date, the Auction Agent shall provide to Broker-Dealer the notice required by paragraph (a) of the Settlement Procedures. By approximately 11:30 a.m. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify Broker-Dealer in writing of the disposition of all Orders submitted by Broker-Dealer in the Auction held on such Auction Date.

               (b) Broker-Dealer shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf Broker-Dealer has submitted an Order of the Auction results, and take such other action as is required of Broker-Dealer pursuant to the Settlement Procedures.

               If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such Preferred Shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole Preferred Shares that is less than the number of Preferred Shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Preferred Shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof.

      Section 3.5    Service Charge to be Paid to Broker-Dealer.

        On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to each Broker-Dealer from moneys received from the Fund an amount equal to the product of : (a) (i) in the case of any Auction Date immediately preceding a Distribution Period consisting of less than one year, 1/4 of 1% or
(ii) in the case of any Auction Date immediately preceding a Distribution Period consisting of one year or more, a percentage agreed upon in writing by the Fund and the Broker-Dealer times (b) a fraction the numerator of which is the number of days in such Distribution Period beginning on such Business Day and the denominator of which is 360, times (c) $25,000, times (d) the sum of (i) the aggregate number of Preferred Shares placed by the Broker-Dealer in the applicable Auction that were (A) the subject of a Submitted Bid of an Existing Holder submitted by the Broker-Dealer and continued to be held as a result of such submission and (B) the subject of a Submitted Bid of a Potential Holder submitted by the Broker-Dealer and were purchased as a result of such submission plus (ii) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of Part II of the Statement) submitted to the Auction Agent by the Broker-Dealer plus (iii) the number of Preferred Shares deemed to be subject to Hold Orders by Existing Holders pursuant to paragraph (c) of Section 2 of Part II of the Statement that were acquired by the Broker-Dealer for its own account or were acquired by the Broker-Dealer for its customers who are Beneficial Owners.

        For purposes of subclause (d) (iii) of the foregoing sentence, if any Existing Holder or Beneficial Owner who acquired Preferred Shares through a Broker-Dealer transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be a Broker-Dealer, provided, however, that if the transfer was effected by, or if the transferee is, a broker-dealer other than the Broker-Dealer, then such broker-dealer shall be the Broker-Dealer for such shares.

IV. THE AUCTION AGENT.

      Section 4.1    Duties and Responsibilities.

               (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person by reason of this Agreement.

               (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

               (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

      Section 4.2    Rights of the Auction Agent.

               (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting in accordance with, any communication authorized by this Agreement and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine and appropriately authorized. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

               (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Auction Agent hereunder in good faith and in reasonable reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

               (e) The Auction Agent shall not be required to, and does not, make any representations as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its Authorized Officers.

               (f) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the Part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

               (g) All the rights, privileges, immunities and protections granted to the Auction Agent herein are deemed granted to the Paying Agent and Deutsche Bank Trust Company Americas in any of the capacities it undertakes in connection with this Agreement.

               (h) Whenever in the administration of the provisions of this Agreement, the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter, in the absence of negligence or bad faith on the part of the Auction Agent, shall be deemed to be conclusively proved and established by a certificate describing the action requested of the Fund or the Broker-Dealer, signed by the Fund or the Broker-Dealer, respectively, and delivered to the Auction Agent and such certificate, in the absence of negligence or bad faith on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the Fund or the Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Fund, respectively. The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document furnished by the Fund or the Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

V.      MISCELLANEOUS.

        Section 5.1    Termination.

        Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is [____________________], or the Auction Agent may not terminate this Agreement without first obtaining the prior written consent of the Fund, which consent shall not be withheld unreasonably. This Agreement shall automatically terminate upon the redemption of all outstanding Preferred Shares or upon termination of the Auction Agency Agreement.

        Section 5.2    Force Majeure.

        Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

      Section 5.3 Participant in Securities Depository; Payment of Distributions in Same-Day Funds.

               (a) Broker-Dealer is at the date hereof, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

               (b) Broker-Dealer represents that it (or if Broker-Dealer does not act as Agent Member, one of its affiliates) shall make all distribution payments on the Preferred Shares available in same-day funds on each Distributioin Payment Date to customers that use Broker-Dealer (or its affiliate) as Agent Member.

      Section 5.4    Communications.

        Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications with the Auctions (other than those expressly required to be made in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

               If to the Auction Agent, addressed to:

                       Deutsche Bank Trust Company Americas
                       Corporate Trust & Agency Services
                       60 Wall Street
                       New York, NY 10005
                       Mail Stop NYC60 2715

                       Telephone: (212) 250-6645
                       Facsimile: (212) 797-8600

               If to the Broker-Dealer, addressed to:

                       RBC Dain Rauscher Inc.
                       Craig Laria
                       One Beacon Street, 6th Floor
                       Boston, MA 02108

                       Telephone:  (617) 725-2172
                       Facsimile:  (617) 725-2483

or such other address or facsimile as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of Broker-Dealer by a Broker-Dealer Officer and on behalf of the Auction Agent by an Authorized Officer. Broker-Dealer may record telephone communications with the Auction Agent.

      Section 5.5    Entire Agreement.

        This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

      Section 5.6    Benefits.

        Nothing in this Agreement, express or implied, shall give to any person, other than the Fund the Auction Agent and Broker-Dealer and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

      Section 5.7    Amendment; Waiver.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

               (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      Section 5.8    Successors and Assigns.

        This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of Broker-Dealer and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

      Section 5.9    Severability.

        If any clause, provision or Section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or Section shall not affect any remaining clause, provision or Section hereof.

     Section 5.10    Execution in Counterparts.

        This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 5.11    Governing Law, Jurisdiction, Waiver of Trial By Jury.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). THE PARTIES AGREE HERETO THAT ALL ACTIONS AND PROCEEDINGS ARISING OUT OF THIS BROKER-DEALER AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

        EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE PARTIES HERETO ALSO IRREVOCABLY

WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                            [SIGNATURE PAGE FOLLOWS]

                                      -11-

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                 DEUTSCHE BANK TRUST COMPANY AMERICAS, as Auction Agent



                 By:____________________________________________
                 Name:__________________________________________
                 Title:_________________________________________


                 By:____________________________________________
                 Name:__________________________________________
                 Title:_________________________________________


                                 [Broker-Dealer]


                 By:____________________________________________
                 Name:__________________________________________
                 Title:_________________________________________


                                      -12-


                                    EXHIBIT A


                                AUCTION BID FORM

Submit To:                                    Issue:

                                              Auction Rate Preferred Shares
                                              ("Preferred Shares") of First
                                              Trust Tax-Advantaged Preferred
                                              Income Fund

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: _________________________


                                BENEFICIAL OWNER

Shares now held ______________________            HOLD __________________

BID at rate of________________________

SELL _____________________________


                           POTENTIAL BENEFICIAL OWNER

                                              # of Preferred Shares___________
                                              BID at rate of___________ Notes:


(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding Preferred Shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of Preferred Shares not greater than the number of Preferred Shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

                                      A-1

(6) An Order must be submitted in whole Preferred Shares of Preferred Shares with an aggregate liquidation preference of $25,000.



                               _______________________________________________
                               Authorized Signature:__________________________
                               Name:__________________________________________
                               Title:_________________________________________

                                      A-2

                                    EXHIBIT B

 (Note: To be used only for transfers made other than pursuant to an Auction)


                                  TRANSFER FORM

        Re:  First Trust Tax-Advantaged Preferred Income Fund
             Series M Auction Preferred Shares ("Preferred Shares")


        We are (check one):

               [ ] the Existing Holder named below;

               [ ] the Broker-Dealer for such Existing Holder; or

               [ ] the Agent Member for such Existing Holder.

        We hereby notify you that such Beneficial Owner has transferred _________ Preferred Shares to ________________________.



                                                 ______________________________
                                                (Name of Existing Holder)



                                                 ______________________________
                                                (Name of Broker-Dealer)



                                                 ______________________________
                                                (Name of Agent Member)

By: _______________________________________

Printed Name: _____________________________

Title: ____________________________________

                                      B-1


                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)


                         NOTICE OF A FAILURE TO DELIVER

        We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _____ Preferred Shares of _____________________________________
in the Auction held on ____________________ from the seller of such Preferred Shares.

        We hereby notify you that (check one):

        _____ the Seller failed to deliver such Preferred Shares to the Purchaser.

        _____ the Purchaser failed to make payment to the Seller upon delivery of such Preferred Shares.



                            Name:__________________________________________
                            By:____________________________________________
                            Printed Name:__________________________________
                            Title:_________________________________________

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